CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Hollis M. Greenlaw, certify that:

1.	I have reviewed this annual report on Form 10-K/A of United Development Funding III, L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this April 2, 2008
/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
President and Chief Executive Officer of UMTH Land Development, L.P., sole general partner of the Registrant, and President and Chief Executive Officer of UMT Services, Inc., sole general partner of UMTH Land Development, L.P.